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                                                                    Exhibit 20.1



                         CHASE MANHATTAN BANK USA, N.A.
                              NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2000-1


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Section 7.3 Indenture                                                                 Distribution Date:                  8/16/2004
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

(i)    Amount of the distribution allocable to principal of the Notes
          Class A Principal Payment                                              0.00
          Class B Principal Payment                                              0.00
          Class C Principal Payment                                              0.00
                   Total

       Amount of the distribution allocable to the principal on the Notes per
          $1,000 of the initial principal balance of the Notes
          Class A Principal Payment                                              0.00
          Class B Principal Payment                                              0.00
          Class C Principal Payment                                              0.00
                   Total

(ii)   Amount of the distribution allocable to the interest on the Notes
          Class A Note Interest Requirement                              1,033,333.33
          Class B Note Interest Requirement                                 96,111.11
          Class C Note Interest Requirement                                150,714.02
                   Total                                                 1,280,158.46

       Amount of the distribution allocable to the interest on the Notes per
          $1,000 of the initial principal balance of the Notes
          Class A Note Interest Requirement                                   1.37778
          Class B Note Interest Requirement                                   1.53778
          Class C Note Interest Requirement                                   1.87556

(iii)  Aggregate Outstanding Principal Balance of the Notes
          Class A Note Principal Balance                                  750,000,000
          Class B Note Principal Balance                                   62,500,000
          Class C Note Principal Balance                                   80,357,000

(iv)   Amount on deposit in Owner Trust Spread Account                   8,928,570.00

(v)    Required Owner Trust Spread Account Amount                        8,928,570.00
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                                            By:
                                                    --------------------

                                            Name:   Patricia M. Garvey
                                            Title:  Vice President